UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported): February 14, 2006


                         RECKSON ASSOCIATES REALTY CORP.
                                       and
                       RECKSON OPERATING PARTNERSHIP, L.P.
           (Exact name of each Registrant as specified in its Charter)

 Reckson Associates Realty Corp. - Maryland                  Reckson Associates Realty Corp. -
 Reckson Operating Partnership, L.P. - Delaware                         11-3233650
(State or other jurisdiction of incorporation or            Reckson Operating Partnership, L.P. -
                 organization)                                          11-3233647
                                                                (IRS Employer ID Number)
            225 Broadhollow Road                                          11747
              Melville, New York                                       (Zip Code)
    (Address of principal executive offices)

                                    1-13762
                           (Commission File Number)

                                 (631) 694-6900
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 14, 2006, Reckson Associates Realty Corp. ("Reckson") entered into agreements with each of Scott H. Rechler, President and Chief Executive Officer of Reckson, Michael Maturo, Executive Vice President and Chief Financial Officer of Reckson, and Jason Barnett, Executive Vice President and General Counsel of Reckson, pursuant to which the terms of such officers' employment and noncompetition agreements were extended in all respects through April 30, 2006. A copy of the agreement with Mr. Rechler is filed as Exhibit
10.1 hereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year.

     Pursuant to the terms of the Stipulation of Settlement between Reckson et al. and the other parties to the shareholder derivative actions filed against Reckson in connection with Reckson's disposition of its Long Island industrial portfolio, on February 14, 2006, Reckson amended its Amended and Restated Bylaws (the "Bylaws") to implement certain corporate governance policies, which policies will remain in effect at least until the first to occur of (i) February 14, 2009 or (ii) a change in control of Reckson, unless earlier revoked or amended. The corporate governance policies implemented by the amendments are as follows:

     (i) At least two-thirds of the members of Reckson's Board of Directors are to consist of independent directors (as determined pursuant to Reckson's Standards of Independence). However, in the event that a vacancy occurs on the Board that reduces the number of independent directors below the two-thirds level, Reckson is not required to comply with this provision until six months from the date of such vacancy.

     (ii) An Affiliate Transaction Committee, consisting of three or more independent directors, is established. The duties of the Affiliate Transaction Committee will include approving or disapproving any proposed transaction between Reckson (or a subsidiary) and any person or entity who was an affiliate of Reckson at any time in the three-year period preceding the date of the proposed transaction, but only if (a) the value of the consideration to be paid by or to Reckson (or a subsidiary) pursuant to the transaction equals or exceeds $10 million or (b) pursuant to the transaction, at least five percent of Reckson's assets are proposed to be sold, disposed of or transferred.

     Until February 14, 2009, the revocation or amendment of these corporate governance policies requires (i) a recommendation by two-thirds of the members of Reckson's Nominating and Governance Committee, (ii) approval by two-thirds of the independent directors of the Board and (iii) approval by a majority of Reckson's shareholders, unless a majority of the Board, in good faith and upon the advice of counsel, determines that one or more of such policies conflicts with or is substantially redundant of any law, regulation, rule or amendment to Reckson's Articles of Incorporation approved by its shareholders. The Bylaws are filed as Exhibit 3.1 hereto.

     The corporate governance policies implemented by the amendments to the Bylaws supplement Reckson's previously-enacted corporate governance enhancements. These enhancements include: (i) the de-staggering of the Board of Directors so that Reckson's shareholders can vote on the entire slate of directors each year; (ii) the establishment of an independent lead director position; (iii) the mandatory rotation of at least one independent director every three years; (iv) a requirement that independent directors own a minimum equity stake in Reckson of $100,000 of common stock; and (v) a requirement that a substantial portion of directors' compensation be in Reckson equity, which equity must be held during each director's tenure on the Board.

Item 9.01.  Financial Statements and Exhibits.

      (c)   Exhibits.

            3.1  Amended and Restated Bylaws

            10.1 Agreement for Extension of Employment and Noncompetition
                 Agreement, dated as of February 14, 2006, by and between Reckson and Scott H. Rechler*



----------------
* Each of Michael Maturo and Jason Barnett has entered into an Agreement for Extension of Employment and Noncompetition Agreement, dated as of February 14, 2006, with Reckson. These agreements are identical in all material respects to the Agreement for Extension of Employment and Noncompetition Agreement for Scott Rechler filed herewith.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                RECKSON ASSOCIATES REALTY CORP.


                                By:      /s/ Michael Maturo
                                   --------------------------------------------
                                     Michael Maturo
                                     Executive Vice President
                                     and Chief Financial Officer


                                RECKSON OPERATING PARTNERSHIP, L.P.

                                By:  Reckson Associates Realty Corp.,
                                     its General Partner


                                By:      /s/ Michael Maturo
                                   --------------------------------------------
                                     Michael Maturo
                                     Executive Vice President
                                     and Chief Financial Officer


Date:  February 21, 2006